Exhibit 99.2

DISCLAIMER OF BENEFICIAL OWNERSHIP

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13D to which this exhibit is attached except to the extent of the undersigned’s pecuniary interest in such securities, and the filing of this Schedule 13D shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13D or 13G of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by Schedule 13D.

Dated: December 19, 2016

WL ROSS & CO. LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member

WLR RECOVERY ASSOCIATES II LLC

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member

WLR RECOVERY ASSOCIATES III LLC

By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR RECOVERY ASSOCIATES IV LLC

By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

INVESCO WLR IV Associates, LLC,

By:	INVESCO PRIVATE CAPITAL, INC., its Managing Member

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

INVESCO PRIVATE CAPITAL, INC.

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

WL ROSS GROUP, L.P.

By:	El Vedado, LLC, its General Partner

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

EL VEDADO, LLC

By:	/s/ Stephen Toy
Name: Stephen Toy
Title: Manager

WLR/AR HOLDINGS, INC.

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Director

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.

WLR RECOVERY FUND II, L.P.

By:	WLR Recovery Associates II LLC, its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name: Wilbur L. Ross, Jr.
Title: Managing Member